       10.16.001
                      MANAGEMENT AND SERVICE AGREEMENT



        THIS AGREEMENT (hereinafter referred to as "Agreement") is hereby made effective this 1st day of January, 1993 between

INVESTORS INSURANCE CORPORATION, a Corporation organized under the laws of Delaware (hereinafter referred to as "IIC"), and GEMCO

NATIONAL, INC. a corporation organized under the laws of the State of New York (hereinafter referred to as "Gemco").

        WHEREAS:  IIC is a life insurance company licensed to sell Product in the twenty-one (21) States; and

        WHEREAS:  Gemco has the experience and personnel to render management  and  the  services  to  IIC  and  has  established  a distribution system of Brokerage Agents for the brokerage and sale of Products; and

        WHEREAS:  The parties named above are desirous of reaching an agreement with regard to management and other services and also as to the brokerage and sale of Product through the use of Gemco's brokerage and distribution systems.

        NOW. THEREFORE:   in consideration of mutual covenants and

agreements set forth herein and for other good and valuable

consideration, the receipt and sufficiency of which is hereby confessed and acknowledged, the Parties hereto mutually understand and agree as follows, to wit:

ARTICLE 1: MANAGEMENT AND OTHER SERVICES

        A.      IIC recognizes that Gemco has the expertise and personnel

to assist IIC in the development and expansion of its business. IIC








       10.16.002
agrees that during the term of this Agreement that it will purchase all of the below services from Gemco. Gemco agrees that during the term of this Agreement that it will provide through its personnel,

facilities and network off independent service providers,  the services required by IIC to management and expand IIC's business.

The services contemplated to be sold and purchased hereunder are as follows:

(1)     Senior Management Services
        (a)     Coordinate policy decisions
        (b)     Manage the business hierarchy
        (c)     Focus decision making personnel
(2)     Accounting Services
        (a)     General Accounting
                (i)     Maintain general ledger
                (ii)    Maintain accounts receivable/payable
                (iii)   Handle all financial reporting
        (b)     Investment Accounting
                (i)     Maintain investment reporting system
                (ii)    Handle all investment reporting
(3)     General Administrative Services
                (i)     Personal and payroll services
                (ii) Office equipment and supplies - inventory and supply
                (iii)   Miscellaneous office services
(4)     Insurance Administrative Services
        (a)     New Business Services
                (i)     Underwriting
                (ii)    Prepare and issue policies
        (b)     Policyholder Service
                (i)     Maintain policies in force
                (ii)    Handle policyholder inquirers
                (iii)   Process policy claims, changes, etc.
        (c)     Agent Services
                (i)     Process new agent licenses
                (ii)    Maintain agent records
(5)     Obtain and Coordinate External Professional Services
        (a)     Legal services
        (b)     Accounting services
        (c)     Actual services
        (d)     Investment advisor services
        (e)     Reinsurance company services

   (B)     Gemco agrees that all information obtained by it in the course of rendering the aforementioned services shall at all times







       10.16.003
remain confidential. IIC's written permission shall be required to release any information to non-affiliated persons or entities.

Notwithstanding  the  above, Gemco shall be free to release

information to any government agency, bureau or other office upon proper request and nothing herein shall prevent Gemco from

releasing any information in furtherance of its duties to provide the services hereunder.

        (C)     Nothing herein shall prevent or prohibit Gemco from

providing management and other services to any other person or entity provided, however, such duties do not interfere with Gemco's obligations under this Agreement.



ARTICLE 2: AGREEMENT TO BROKER AND SELL

        A.      IIC agrees that Gemco and any of its affiliated Brokerage

Agents shall have a right to broker and sell Product as herein defined, in all states in which Product has been approved for sale,

subject to the terms and conditions of this Agreement. Gemco agrees that any other brokerage agent not affiliated with Gemco shall have the right to broker and sell Product as defined herein, subject to the terms and conditions of this Agreement. Nothing contained herein will  prevent  IIC  from withdrawing  Product  from  the marketplace at it's sole discretion with five (5) days written notice to Gemco. Except for commissions due and owing to Gemco, IIC shall have no obligation to Gemco whatsoever for IIC's withdrawal of the Product from the market.

        B.      IIC hereby authorizes Gemco to recruit Brokerage Agents

on behalf of IIC to broker and sell Product.






       10.16.004
        C.      Gemco agrees to process Brokerage Agent contracts and to

forward the same to IIC. IIC hereby agrees to file licensing applications and to pay the required licensing fees in the home states of the applicants recruited by Gemco for the express purpose of obtaining the necessary insurance license.

        D.      IIC shall have the absolute and unconditional right to

terminate any Brokerage Agent recruited by Gemco upon written notice, provided such termination is not being made principally for the purpose of limiting or inhibiting Gemco's ability to broker and sell product.

        E.      Gemco will use its best effort to insure that Brokerage

Agents recruited by it are properly licensed to sell Product and that these Brokerage Agents maintain all required licenses for the brokering and sale of Product. Gemco hereby agrees to indemnify and hold harmless IIC for any losses, damages, fines, penalties or any other costs incurred by IIC as a result of any Brokerage Agent recruited by Gemco not being properly licensed, failing to maintain required licenses, unless such failure is due to the acts, error or omission of IIC or its agents (other than those Brokerage Agents appointed at the request of Gemco or employees).

        F.      IIC will furnish to Gemco the same production reports and

commission statements it customarily supplies to its other national brokerage agents. These reports will be sent to Gemco on the sane basis IIC sends such reports to its Brokerage Agents. Other special reports will be provided by IIC and Gemco as mutually agreed by the parties.








       10.16.005
        G.      Nothing contained herein shall authorize Gemco to alter,

modify, change, waive, any forfeiture of, or waive performance of, any terms, rates or conditions of the IIC's policies or contracts;

extend the time for payment of premiums or other monies due to IIC; make representation  not  strictly  in  accordance  with  either provisions of the policies and contracts issued by IIC; make settlement or agreement in writing or otherwise regarding the settlement of  any claims being handled against IIC unless specifically authorized by IIC in writing to do so;

incur any expense or obligation of any kind or nature in the name of or on behalf of IIC without first obtaining the expressed written authority of

IIC in each case; fail to return or cause to be returned to an applicant the total sum collected by Gemco from such applicant when the same is returnable to such applicant; bind or obligate IIC or subject IIC to any liability, except as expressly provided herein; act as spokesman for IIC in any proceeding or inquiry  by  any  governmental  or  regulatory  authority having jurisdiction; or do or perform any other act or thing not expressly authorized herein.

        H.      IIC hereby agrees to design, develop and prepare all

policy forms and sales materials required in connection with product to be offered by IIC and to be brokered and sold pursuant to this Agreement. IIC will be responsible for the total costs of policy forms, applications,

Brokerage Agent contract and all sales promotional materials provided by

IIC to Gemco. Gemco will be responsible for the total advertising costs of postcard mailings to prospective agents. Gemco shall bear and pay all expenses incurred by it in the performance of this section unless IIC has agreed in writing to do so otherwise.








       10.16.006


        I.      Gemco hereby agrees that it will comply with the rules of

IIC generally  applicable to IIC's Brokerage Agents  and any applicable statutes and governmental regulations relating to advertising, publicity releases and the use of written or printed material  pertaining  to  IIC  product,  financial  condition  or statement concerning production. Gemco will use its best efforts to see that misleading or incomplete comparisons are not made by their affiliated Brokerage Agents  or  Employees,  orally or by any circular, advertising matter or literature. Gemco will not permit or  cause  IIC's  name  or  Product  name  to  be  used  in  any advertisement,  circular  or  literature  without  prior  written authorization from IIC.

        J.      Gemco and IIC hereby agree and understand that the lists

of  Brokerage  Agents  and  Insureds  and  their  addresses  are information of a confidential nature and the same shall be held in confidence by Gemco and IIC. Gemco and IIC hereby agree and

understand that the lists referred to herein are to remain

available to all Parties during the term of this Agreement. The

Brokerage Agents contracted to IIC by or through Gemco are deemed a part of Gemco's selling organization.

        K.      No Party to this Agreement shall at any time during the

term of this Agreement or thereafter knowingly solicit replacement or reassurance of any Product unless mutually agreed upon by the

Parties for specific Product.










       10.16.007


        L.      IIC shall at no time during the term of this Agreement or

for two  (2)  years  immediately  following  its  expiration  or termination, directly or indirectly, for itself or another person,

knowingly solicit, divert or take away Brokerage Agents recruited by Gemco by this Agreement unless IIC and Gemco otherwise agree.

IIC shall at not time during the term of this Agreement or for two

(2) years immediately following its expiration or termination,

directly or indirectly, for itself or another person, knowingly solicit, divert or take away any Officer, director or Key Employee of any Brokerage Agent affiliated with Gemco.

        M.      Gemco hereby agrees that it shall at no time during the

term of this Agreement or for two (2) years immediately following its expiration or termination, directly or indirectly, for itself or another person, knowingly solicit, divert or take away Brokerage

Agents of IIC who specialize in the brokering and sale or Product,

unless the Parties hereto otherwise agree. Gemco hereby agrees that it shall at not time during the term of this Agreement or for two

(2) years immediately following its expiration or termination,

directly or indirectly, for themselves or another person, knowingly solicit, divert or take away any Officer, Director, Key Employee or

Agent of any Brokerage Agent affiliated with IIC, unless the

Parties hereto otherwise agree. The restrictions contained shall not apply to Brokerage Agents recruited by Gemco. Gemco hereby agrees that it will not, during the aforementioned period, engage in any systematic approach or solicitation of any IIC brokering and/or sales organization.






       10.16.008


        N.      IIC hereby agrees it will not pay to Brokerage Agents not

affiliated with Gemco a commission on Product greater than the amount of commission on Product paid to Brokerage Agents affiliated with Gemco unless agreed to by Gemco. IIC and Gemco hereby agree that the stated percentage herein can be adjusted from time to time by written agreement signed by both parties.

        O.      For the purpose of this Section 2.,  the following

definitions shall apply:

        (1)     BROKERAGE AGENT:  Persons or organizations who are

duly licensed under contract to Gemco to sell Product for IIC.

        (2)     PRODUCT:  All annuity policies brokered and sold by

IIC.

        (3)     GROSS PREMIUMS:  All premiums collected by IIC for

the sale of Product.

        (4)     NET PREMIUMS:  Gross premiums collected by IIC less

any premiums refunded by IIC for any reason as a result of the cancellation by IIC of any policy which is a Product.

        (5)     REFUNDABLE COMMISSIONS:  Commissions paid by IIC

with respect to Product on which collected premiums were refunded for any reason by IIC to the purchaser of Product.

ARTICLE 3: RELATIONSHIP

        A.      IIC and Gemco are independent  contractors.  Nothing

contained in this Agreement or in any course of dealing between IIC and Gemco, whether in the past or currently, shall be construed or interpreted to create an employer-employee relationship between IIC








       10.16.009

and Gemco. Further, IIC and Gemco agree that neither party has enticed the other into entering this Agreement, and that IIC and

Gemco have not suggested, demanded, or even encouraged either party to limit or reduce their dealings with any other third parties.

Specifically, Gemco agrees that IIC had actually encouraged Gemco to maintain all of it's company relationships in recognition of an independent contractors need for the availability of a variety of companies and products necessary to operated a successful national brokering agency.

        B.      Gemco shall be free to choose the persons and entities

from whom it shall designate to provide the services hereunder and from whom applications for Product are solicited and as to the time, place and manner of solicitation and the conducting and completion of the services. Gemco shall observe, the applicable statutes and governmental regulations pertaining to the conduct of business in the various jurisdictions.

        C.      IIC and Gemco shall have full and free access at the home

office of the other reasonable notice during normal business hours to inspect all books, records, files and personnel directly related to the services provided hereunder and the Products sold hereunder,

including but not limited to all production records and service records .

        D.      Gemco hereby agrees to indemnify and hold harmless IIC

for any losses, damages, fines, penalties or any other costs incurred by IIC as a result of any acts or omissions to act of

Gemco's officers, employees and independent service providers.








       10.16.010

ARTICLES 4: TERMINATION

        A.   Term:      This Agreement shall be effective as of January

1, 1993. This Agreement shall remain in effect until December 31,

1995. This Agreement shall automatically be renewed for successive one (1) year periods unless either party gives the other party sixty (60) days written notice of termination prior to the end of each term or period.

        B.   Other:     This Agreement may be terminated prior to the

time specified in Subsection A. above, under any of the following circumstances:

        (i)     By any Party to this Agreement giving at any

time ten (10) business days written notice if there is a material breach of this Agreement, which written notice shall specify the reasons for the termination. This Agreement shall not terminate but continue in effect if the material breach is cured prior to the expiration of the ten (10) day notice period. If the material breach is not cured within the ten (10) day notice period, the non-

breaching party can  immediately terminate this Agreement by providing the breaching party notice of the immediate termination within seven (7) days of the expiration of the ten (10) day notice period.

        (ii)    By any Party to this Agreement without notice

or delay in the event of bankruptcy, insolvency or receivership of any Party to this Agreement or in the event of an assignment for the benefit of creditors by any Party to this Agreement.


        (iii) By IIC if Gemco wrongfully withholds funds





       10.16.011

belonging to  any applicants;  or  if  Gemco  intentionally and willfully fails to comply with the laws, rules or regulations of any governmental or regulatory authority having any jurisdiction.

                (iv) Change in control of Gemco.

                (v)     Any  continuous  activity  by  Gemco  or  any

Brokerage Agent which violates any insurance law or regulation or is detrimental to the reputation or business of IIC determined by

IIC in its sole discretion after Gemco fails to correct such activity or activity of its brokerage agent within 10 days after written notice from IIC to correct or cease such activity.

        C.      No termination shall affect the rights of Gemco to any

compensation due to it pursuant to this Agreement.

        D.      In the event of the expiration or termination of this

Agreement, Gemco agrees to deliver all IIC property to IIC and to repay any existing indebtedness to IIC and conversely IIC shall pay any indebtedness it may then owe to Gemco including, without limitation, all payments due under Article 5. This contract shall automatically terminate in the event Gemco ceases to do business as a corporation, in which case all compensation due and thereafter becoming due to Gemco shall be payable to its successor or duly appointed representative.

ARTICLE 5: COMPENSATION

        A.      For the management and other services provided hereunder,

IIC shall pay Gemco a monthly fee, to be determined annually based on budget projections of covered expenses, payable on the last day of each month. In addition, IIC shall reimburse Gemco for its out-

of-pocket costs and expenses it incurs to perform the services hereunder





       10.16.012

upon submission of  an  itemized account  in  forms prescribed by IIC.


        B.      IIC shall pay a commission on Product sold by Brokerage

Agents recruited by Gemco twice monthly (for annuity product) and monthly (for life and health products) to Gemco. The Commission will be calculated by taking all contributions/premiums which have been collected by IIC on sales of Product as of the close of business on the 15th (for annuity only) and the last day (for annuity, life and health products) of each month respectively less all refundable Commissions  on which Gemco had  been paid  a commission as of the close of business on the 15th (for annuity product) and last day (for annuity, life and health products) of each month respectively.


                  COMMISSION SCHEDULE FOR ANNUITY PRODUCT


       ANNUITANT'S/OWNER'S
       AGE AT TIME OF
        CONTRIBUTION                               COMMISION
           AGES                   INITIAL                    ADDITIONAL
           0-75                   CONTRIBUTION               CONTRIBUTION
$ 2,000.00    - $    4,999.99       1.0%                       2.0%
$ 5,000.00    - $   24,999.99       2.0%                       2.0%
$25,000.00 -    $1,000.000.00       1.0%                       1.0%
0%

        AGES
        76-80
$ 2,000.00 - $   24,999.99       1.0%    1.0%
$25,000.00 - $1,000,000.00        .5%     .5%

                   COMMISSION SCHEDULE FOR HEALTH PRODUCT
                              RENEWAL RENEWAL

                                 RENEWAL               RENEWAL
       1ST YEAR                  YRS.2-6               YEARS AFTER 6 YEARS
         5%                        5%                      0%








       10.16.013
                    COMMISSION SCHEDULE FOR LIFE PRODUCT

                                  RENEWAL              RENEWAL FOR
       1ST YEAR                   YRS. 2-10            YRS AFTER 10 YEARS

          6%                         10%                      0%




       IIC has the option to revise this Commission schedule from time to time for the sale of future Product.

        C.  If this Agreement expires or is terminated for any reason other than a material breach by Gemco, IIC hereby agrees to pay Gemco commission referred to in subsection B of this Article 5 for the one (1) year period following such expiration or termination for policies issued from the applications for Product generated by Brokerage Agents Recruited by Gemco.

        D.  All Brokerage Agents recruited by Gemco shall not be the subject of any general systematic approach or solicitation by IIC,

independently of Gemco, for further the purpose of brokering and selling

Product. IIC hereby further agrees that it will not pay any Brokerage Agent recruited by Gemco any producing commission in excess of the commission paid to IIC's Agents generally. The restrictions contained in this

Subsection D. Article 5 shall continue for two (2) year period immediately following the expiration or termination of this Agreement.

        E.  In the event IIC is required for any reason to return

previously collected premiums from the sale of Product, IIC shall return the premium previously collected directly to the purchaser of the Product contract. The Commission paid to Gemco under Article 5.3 as a result of collected premium which IIC is required to










       10.16.014


return shall promptly be returned to IIC by Gemco or the same may be deducted by IIC by Gemco or the same may be deducted by IIC from any commission payable to Gemco.

        F.   (i)  For Annuity Policies, if a policyholder/owner or

annuitant dies within one hundred eighty days (180) days of the contract effective date counting from the effective date, all commission paid to

Gemco for such policy will be returned to IIC immediately. Gemco agrees that upon such an occurrence it will become immediately liable to repay IIC such commission or the same may be deducted by IIC from any commission payable to Gemco and IIC has the right to pursue any legal action to recover any such commission for Gemco. Gemco agrees to reimburse IIC for costs it incurs, including reasonable attorney's fees, in any action by IIC to enforce Gemco obligations under this Agreement: (ii) For Life and

Health  Policies, if  coverage  is  terminated  on  a policyholder/owner and a premium refund is required, all unearned commission will be returned to IIC immediately on a pro rate basis. Gemco  agrees  that  upon  such  an occurrence  it will  become immediately liable to repay IIC such commission or the same may be deducted by IIC from any commission payable to Gemco and

IIC has the right to pursue any legal action to recover any such commission from Gemco. Gemco agrees to reimburse IIC for costs it incurs, including reasonable attorney's fees, in any action by IIC to enforce Gemco's obligations under this Agreement.


ARTICLE 6: NOTICE

        All notices, requests, demands and other communications called









       10.16.015


for in this Agreement shall be in writing and shall be deemed to have duly given when personally delivered or five (5) days after being mailed by

United States certified or registered mail, postage prepaid, addressed to the Parties, their successors in interest or their assigns,  at the following addresses or at such other addresses as the Parties may designate by written notice in the manner aforesaid:

If to IIC:

Susan F. Powell
Senior Vice President
INVESTORS INSURANCE CORPORATION
3030 Hartley Road
Suite 390
Jacksonville, Florida 32257


If to Gemco:

Mr. Melvin C. Parker
President
GEMCO NATIONAL, INC.
7200 West Camino Real
Suite 203
Boca Raton, Florida 33433


ARTICLE 7: LEGAL PROCEEDINGS

        Each party shall promptly notify the other Party of any

complaint, legal proceeding, process, suit, hearings, threats of suit, subpoena or any other form of legal process from any state insurance  department  or  otherwise  in  connection  with  any transaction covered by this Agreement. Each Party to this Agreement agrees to indemnify and hold the other party harmless for any and all monetary damages, costs and expenses, including reasonable attorney's fees, incurred by the other party for any legal action pending or threatened wherein the liability is solely the result of






       10.16.016

an act or failure the act of the other party. Neither party shall have the authority to institute legal proceedings on behalf of the party without approval in advance by the other party in writing.


SECTION 8: DELEGATION OF DUTIES

        Gemco may delegate any function to be performed by it hereunder to any wholly owned subsidiary or affiliate, or to a third party service provider, provided it obtains the written consent of IIC to such delegation. Any such delegation shall not, however, relieve Gemco of it's obligations under this Agreement.


SECTION 9: ENTIRE AGREEMENT

        This Agreement and any documents required to be delivered

pursuant to the terms hereof present the entire agreement of the Parties hereto  with  respect  to  the  subject  matter  hereof superseding all prior commitments of any kind. This Agreement may not be amended or supplemented, nor may any rights hereunder be waived except in writing signed by all of the Parties hereto. The failure of Gemco or IIC to enforce any provision of this Agreement or any regulation they may promulgate shall not constitute a waiver thereof .

ARTICLE 10: APPLICABLE LAW

        This Agreement will be interpreted under the laws of the State of Florida in Duval County. IIC and Gemco shall abide by all that laws of any federal, state and city government, department or  bureau having jurisdiction or supervision over the service to be provided hereunder the

Product to be sold hereunder and the conduct of such business.









       10.16.017


ARTICLE 11: PARTIAL INVALIDITY  .

        If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such provision shall not be affected thereby.

ARTICLE 12: WAIVER

        The waiver by IIC hereto of any breach or default shall not constitute a waiver of any different or subsequent breach or default.


        IN WITNESS WHEREOF, the Parties hereto have duly executed this

Agreement as of the date first written above.



INVESTORS INSURANCE CORPORATION


By:/s/ Susan F. Powell
Susan F. Powell
Senior Vice President


GEMCO NATIONAL, INC.


By:/s/ Melvin C. Parker
Melvin C. Parker
President